Exhibit 10.3

GOLDENSTONE ACQUISITION LIMITED

4360 E New York St.
Aurora, IL 60504

June 21, 2022

Goldenstone Holding, LLC

4360 E New York St.
Aurora, IL 60504

Roxe Holding Inc

1675 Broadway, 35th Floor
New York, NY 10019

Ladies and Gentlemen:

Reference is made to that certain Merger Agreement dated June 21, 2022 (the “Merger Agreement”) among Roxe Holding Inc (“Roxe”), Goldenstone Acquisition Limited (“Parent”), Goldenstone Merger Sub, Inc. (“Merger Sub”) and Amazon Capital Inc., as securityholder representative, pursuant to which, Merger Sub will merge with and into Roxe, after which Roxe will be the surviving company and a wholly-owned subsidiary of Parent (the “Merger”) and Parent shall change its name to “Roxe Holding Inc”. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

Pursuant to (a) a prospectus dated March 18, 2022 (the “Prospectus”) with respect to an initial public offering of Parent’s securities, Parent issued (i) 5,750,000 warrants (the “Public Warrants”) where, subject to certain restrictions as more fully described in the Prospectus, each whole Public Warrant entitles the holder thereof to purchase one-half (1/2) of one (1) share of Parent common stock, par value $0.0001 per share (the “Common Stock”), at a price of $11.50 per full share of Common Stock; and (b) a concurrent private placement conducted pursuant to a Warrant Agreement dated March 16, 2022, Parent issued to Goldenstone Holding, LLC (the “Sponsor”) and other entities 351,250 private warrants (the “Private Warrants” and together with the Public Warrants, the “Warrants”) where, subject to certain restrictions as more fully described in the Prospectus, each whole Private Warrant entitles the holder thereof to purchase one-half (1/2) of one (1) share of Common Stock at a price of $11.50 per full share of Common Stock.

In connection with the Merger, Parent, the Sponsor and Roxe agree and covenant that in the event of an exercise of any Warrants at or above a price of $16.50 per full share of Common Stock (the “Warrant Exercise”), Parent will split the gross proceeds of the Warrant Exercise received as follows:

A.	Parent shall pay 50% of the gross proceeds of the Warrant Exercise to the Sponsor in cash or immediately available funds not later than three (3) days following the closing of such Warrant Exercise;

B.	Parent shall pay 50% of the gross proceeds of the Warrant Exercise to Amazon Capital Inc., as the Company Majority Stockholder, in cash or immediately available funds not later than three (3) days following the closing of such Warrant Exercise, and the Company Majority Stockholder shall have the right to pay all or any portion of such amount received to persons and/or entities as determined by the Company Majority Stockholder, in each case, such payments to be in such amounts and to such persons as the Company Majority Stockholder shall determine in the Company Majority Stockholder’s sole discretion.

Parent, the Sponsor and Roxe acknowledge that they have had an opportunity to consult with independent legal counsel regarding the legal effect of this letter agreement and transactions contemplated herein and each of them enters into this letter agreement freely and voluntarily.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its choice-of-law provisions. This letter agreement may be amended or terminated or any provision hereby waived only in writing. This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement.

[Remainder of Page Left Blank}]

By signing below, each of Parent, the Sponsor and Roxe agrees to the transactions contemplated herein.

Very truly yours,

GOLDENSTONE ACQUISITION LIMITED

By:
Name:	Eddie Ni
Title:	Chief Executive Officer

Agreed and Acknowledged:

ROXE HOLDING INC

By:
Name:	Haohan Xu
Title:	Chief Executive Officer

GOLDENSTONE HOLDING, LLC

By:
Name:	Eddie Ni
Title:	Chief Executive Officer

{Warrant Revenue Share Agreement}